UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 11, 2010 (Date of earliest event reported: November 8, 2010)

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SINO AMERICAN OIL COMPANY
formerly, Raphael Industries Ltd.
(Exact name of registrant as specified in charter)

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Nevada	20-3717729
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road Suite 430 Reno NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 261-8853

N/A
(Former name or former address, if changed since last report)

Item 5.03   Amendments to Articles of Incorporation.

On November 11, 2010, we changed our name from Raphael Industries Ltd. to Sino American Oil Company.  We accomplished this by creating a wholly owned subsidiary corporation by the name of Sino American Oil Company, a Nevada corporation and merging it into Raphael Industries Ltd.   Raphael Industries Ltd. was the surviving entity.  As part of the merger, we changed our name from Raphael Industries Ltd. to Sino American Oil Company.  By changing the corporate name in this manner we were not required to obtain shareholder approval to change our name.  The new name is intended to reflect our anticipated new business direction which is exploration for oil and gas.   While we intend to change our business direction, this will not occur until we acquire at least oil and gas property.  Currently we are in discussions with one entity to acquire an interest in one property, but no binding agreements have been executed and there is no assurance that we will ever acquire any interest in any oil and gas properties.

Item 9.01. Exhibits.

Exhibit      Document Description

Exhibit 2.1     Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SINO AMERICAN OIL COMPANY

                                              RON HUGHES
                                              Ron Hughes
                                              Chief Executive Officer, Chief Financial Officer
                                              Secretary, Director

EXHIBIT INDEX

Exhibit      Document Description

Exhibit 2.1     Articles of Merger